                                    AMENDMENT No. 1
                                         to the
                       amended and restated DECLARATION OF TRUST
                                           of
                      OPPENHEIMER INTERNATIONAL SMALL COMPANY FUND

         This  Amendment  Number 1 is made as of  September  10, 2002 to the Amended and
Restated  Declaration  of Trust of  Oppenheimer  International  Small  Company Fund (the
"Trust"),  dated as of December 14, 2000, by the duly  authorized  individual  executing this Amendment on behalf of the Trustees of the Trust.

         WHEREAS, the Trustees established Oppenheimer  International Small Company Fund as a  trust  fund  under  the  laws  of  the  Commonwealth  of  Massachusetts,  for  the investment and reinvestment of funds contributed  thereto,  under a Declaration of Trust dated June 23, 1997, as amended and restated as of December 14, 2000;

         WHEREAS,  the Trustees,  acting pursuant to Section 12 of ARTICLE NINTH, of the
Trust's  Amended and Restated  Declaration of Trust dated  December 14, 2000,  desire to change the registered  agent of the Trust as established  under the Amended and Restated
Declaration of Trust dated December 14, 2000;

         NOW,  THEREFORE,  the Trust's  Amended  and  Restated  Declaration  of Trust is
amended as follows:

         Article  FIRST of the Trust's  Amended  and  Restated  Declaration  of Trust is
amended by changing the registered agent as follows:

               The  Registered  Agent for  Service of Process is CT  Corporation
         System, 101 Federal Street, Boston, MA 02110.

         Acting  pursuant to Section 12 of ARTICLE  NINTH,  the  undersigned  signs this amendment by and on behalf of the Trustees.

                                                     Oppenheimer International Small
                                                     Company Fund

                                                     /s/ Denis R. Molleur
                                                     Denis R. Molleur,
                                                     Assistant Secretary